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                                                                     EXHIBIT 5.1

                       [Letterhead of Alston & Bird LLP]


                                                August 29, 2000

UnumProvident Corporation
1 Fountain Square
Chattanooga, Tennessee 37402

UnumProvident Financing Trust II
1 Fountain Square
Chattanooga, Tennessee 37402

UnumProvident Financing Trust III
1 Fountain Square
Chattanooga, Tennessee 37402

Ladies and Gentlemen:

     This opinion is given in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") of a registration statement on Form S-3 (the "Registration Statement") by UnumProvident Corporation, a Delaware corporation (the "Company"), UnumProvident Financing Trust II, a Delaware statutory business trust ("Trust II"), and UnumProvident Financing Trust III, a Delaware statutory business trust ("Trust III"), relating to the offering from time to time, together or separately and in one or more series, of the following securities of
(A) the Company: (i) Senior Debt Securities; (ii) Subordinated Debt Securities;
(iii) Preferred Stock; (iv) Depositary Shares; (v) Common Stock; (vi) Warrants;
(vii) Stock Purchase Contracts; and (viii) Stock Purchase Units (collectively the "Securities), (B) Trust II: Preferred Securities, as guaranteed by the Company (the "Trust II Guarantee"), and (C) Trust III: Preferred Securities, as guaranteed by the Company (the "Trust III Guarantee," and together with the Trust II Guarantee, the "Trust Guarantees").

     The Securities, together with the Preferred Securities, will have an aggregate offering price of up to $1,000,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

     The Senior Debt Securities and Subordinated Debt Securities are to be issued under a separate indenture for each type of security, to be entered into by and between the Company and The Chase Manhattan Bank as Trustee (the "Trustee"). Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939 (the "TIA").

     The Preferred Securities are to be issued by Trust II or Trust III, or both, from time to time pursuant to an Amended and Restated Declaration of Trust, to be entered into by and among the Company, the Trustee, The Chase Manhattan Bank USA, N.A., as
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Delaware Trustee (the "Delaware Trustee") and Administrative Trustees to be
named therein. Each Amended and Restated Declaration of Trust will be subject to and governed by the TIA. The Preferred Securities will only be offered by either of the trusts in connection with the purchase by the trusts of Subordinated Debt Securities issued by the Company. The Trust Guarantees will be evidenced by a Guarantee Agreement entered into by and between the Company and The Chase Manhattan Bank (the "Guarantee Trustee") only if either of the trusts make a future offering of the Preferred Securities.

     The Depositary Shares will be deposited under a Deposit Agreement by and between the Company and a bank or trust company as Depositary, and evidenced by Depositary Receipts. Each Depositary Receipt will represent a fraction of a share of the particular series of Preferred Stock issued and deposited with a Depositary. The fraction of a share of Preferred Stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

     Warrants will be issued either independently or together with other Securities and will be issued pursuant to a Warrant Agreement by and between the Company and a bank or trust company as Warrant Agent. Terms of the warrants and the Warrant Agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

     As counsel to the Company, we have examined the relevant corporate and other documents, incident to the giving of this opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto. Based upon the foregoing, and subject to all of the other assumptions set forth herein, we are of the opinion as follows:

     1. The shares of Common Stock, when both (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the

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        Company (not less than par value of the Common Stock), will be validly issued, fully paid and nonassessable.

     2. The shares of Preferred Stock, when both (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Preferred Stock whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than par value of the Preferred Stock), will be validly issued.

     3. The Depositary Shares, when (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Depositary Shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in paragraph 3 above and deposited with a bank or trust company (which meets the requirements for Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

     4. The Warrants, when (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the

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        offering of Warrants, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

     5. Each series of the Senior Debt Securities and Subordinated Debt Securities when duly established pursuant to the term of the indenture under which they are issued, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture under which the obligations are issued, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies;
        (ii) principles affording traditional equitable defenses (e.g., waiver laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Borrower; and (viii) unconscionability.

     6. Each Guarantee Agreement, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach;

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        (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Borrower; and (viii) unconscionability.

     In rendering the opinions expressed in paragraphs 1, 2, 3, 4 and 5 above, we have further assumed that (i) all Securities will be issued and sold in compliance with applicable law, (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable Warrant Agreement or Depositary Agreement and will take any other appropriate additional corporate action, and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, Warrant Agreement or Depositary Agreement, duly authenticated and countersigned.

     For purposes of paragraph 6 hereof, we have assumed that the execution and delivery of the UnumProvident Guarantee Agreement, and any indebtedness or obligations covered by the UnumProvident Guarantee Agreement, do not violate any applicable law or any agreement or instrument to which the Company or the obligor of such indebtedness or obligation is a party or by which it is bound.

     We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Preferred Securities, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Trust II and Trust III, in connection with any future offering of the Preferred Securities by either of the trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

     The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware, and the laws of the State of New York as it relates to the enforceability of documents, agreements and instruments referred to herein.

     We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Prospectus.

     This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

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     This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

     This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement, the Securities and the Preferred Securities and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                                Very truly yours,

                                                ALSTON & BIRD LLP



                                                By: /s/ David E. Brown, Jr.
                                                   ------------------------
                                                        A Partner


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